Exhibit 16(a)
CERTIFICATE OF SECRETARY
     The undersigned Secretary for Goldman Sachs Trust (the “Trust”) hereby certifies that the Board of Trustees of the Trust duly adopted the following resolution at a meeting of the Trust’s Board of Trustees on November 2, 2005:
     RESOLVED, that the Trustees and Officers of the Trust who may be required to execute the Trust’s Registration Statement on Form N-14 and any amendments thereto be, and each hereby is, authorized to execute a power of attorney appointing Peter Bonanno, James A. Fitzpatrick, James A. McNamara, John M. Perlowski, and Howard B. Surloff jointly and severally, their attorneys-in-fact, each with power of substitution, for said Trustees and Officers in any and all capacities to sign the Registration Statement on Form N-14 under the Securities Act of 1933 and the Investment Company Act of 1940 of the Trust and any and all amendments to such Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, the Trustees and Officers hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.
Dated: January 3, 2006

/s/ Howard B. Surloff
Howard B. Surloff,
Secretary